SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 21, 2014
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 21, 2014, DuPont Fabros Technology, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders, at which three proposals were submitted to its stockholders.

1.    Election of Directors. Each of the following nominees was elected to the Board of Directors of the Company for a one year term expiring at the Company's 2015 Annual Meeting of Stockholders and until their successors are elected and qualified. The following table reflects the voting results for each nominee:

Name	For	Withheld	Broker Non Votes
Michael A. Coke	56,239,909	549,415	3,428,040
Lammot J. du Pont	56,297,383	491,941	3,428,040
Thomas D. Eckert	55,913,977	875,347	3,428,040
Hossein Fateh	56,490,895	298,429	3,428,040
Jonathan G. Heiliger	56,565,328	223,996	3,428,040
Frederic V. Malek	56,470,406	318,918	3,428,040
John T. Roberts, Jr.	56,177,015	612,309	3,428,040
John H. Toole	56,488,455	300,869	3,428,040

2.    Advisory Vote on Executive Compensation (Say-On-Pay Vote). The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2014 annual meeting proxy statement by the following vote:

For	Against	Abstain	Broker Non Votes
56,221,897	462,500	104,927	3,428,040

3.     Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014 was ratified by the following vote:

For	Against	Abstain	Broker Non Votes
59,781,591	343,511	92,262	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.,
Executive Vice President, General Counsel and Secretary

May 23, 2014